Exhibit 10.4

Final Form

AMENDMENT NO. 1

TO

LETTER AGREEMENT

This AMENDMENT is made and entered into as of [●] (this “Amendment”), by and among BPGC Acquisition Corp. (formerly known as Ross Acquisition Corp II), a Cayman Islands exempted company (the “Acquiror”), iRocket Technologies, Inc., a Delaware corporation (“Holdco”), and [●] (the “Insider”). Each of the foregoing will individually be referred to herein as a “Party” and, collectively as the “Parties”. Capitalized terms used, but not otherwise defined, herein shall have the respective meanings assigned to such terms in the Letter Agreement (as defined below), or if not defined therein, the Merger Agreement (as defined below).

RECITALS:

WHEREAS, the Parties entered into that certain Letter Agreement, dated as of March 16, 2021 (as the same may be amended from time to time in accordance with its terms, the “Letter Agreement”);

WHEREAS, pursuant to that certain Agreement and Plan of Merger, dated as of July 22, 2025 (as may be amended, restated and/or supplemented from time to time, the “Merger Agreement”), entered into by and among Acquiror, Holdco, iRocket Merger Sub, LLC, a Delaware corporation (“Holdco Merger Sub”), BPGC Merger Sub, Inc., a Delaware corporation (“SPAC Merger Sub”), and Innovative Rocket Technologies Inc., a Delaware corporation (the “Company”), among other things, Acquiror will be merged with and into Holdco Merger Sub with Holdco Merger Sub surviving as a wholly-owned subsidiary of Holdco (“Merger 1”) and at least one day after Merger 1, SPAC Merger Sub will be merged with and into the Company (“Merger 2,” together with Merger 1, the “Mergers”), with the Company surviving as a wholly owned subsidiary of Holdco Merger Sub;

WHEREAS, pursuant to Section 13 of the Letter Agreement, the Letter Agreement may not be changed, amended, modified or waived (other than to correct a typographical error) as to any particular provision, except by a written instrument executed by the Parties; and

WHEREAS, the Parties desire to amend the Letter Agreement as set forth herein.

NOW, THEREFORE, in consideration of the covenants, promises and the representations and warranties set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1. Amendment to Section 5(a). Section 5(a) of the Letter Agreement is hereby amended and restated in its entirety to read as follows:

(a) The Insider agrees that they shall not Transfer any Founder Shares (the “Founder Shares Lock-up”) until the earliest of (A) six months after the completion of an initial Business Combination and (B) the date following the completion of an initial Business Combination on which the Company completes a liquidation, merger, share exchange or other similar transaction that results in all of the Company’s shareholders having the right to exchange their Ordinary Shares for cash, securities or other property (the “Founder Shares Lock-up Period”).

2. Amendment to Section 5(c). Section 5(c) of the Letter Agreement is hereby amended and restated in its entirety to read as follows:

(c) Notwithstanding the provisions set forth in paragraphs 5(a) and (b), Transfers of the Founder Shares, Private Placement Warrants and Ordinary Shares underlying the Private Placement Warrants are permitted (a) to the Company’s officers or directors, any affiliate or family member of any of the Company’s officers or directors, any members or partners of the Sponsor or their affiliates, any affiliates of the Sponsor, or any employees of such affiliates; (b) in the case of an individual, by gift to a member of one of the individual’s immediate family or to a trust, the beneficiary of which is a member of the individual’s immediate family, an affiliate of such person or to a charitable organization; (c) in the case of an individual, by virtue of laws of descent and distribution upon death of the individual; (d) in the case of an individual, pursuant to a qualified domestic relations order; (e) by private sales or transfers made in connection with the consummation of a Business Combination at prices no greater than the price at which the Founder Shares, Private Placement Warrants or Ordinary Shares, as applicable, were originally purchased; (f) by virtue of the Sponsor’s organizational documents upon liquidation or dissolution of the Sponsor; (g) to the Company for no value for cancellation in connection with the consummation of an initial Business Combination, (h) in the event of the Company’s liquidation prior to the completion of a Business Combination; (i) in the event of completion of a liquidation, merger, share exchange or other similar transaction which results in all of the Company’s Public Shareholders having the right to exchange their Ordinary Shares for cash, securities or other property subsequent to the completion of an initial Business Combination; or (j) Transfers of up to an aggregate of [●] Founder Shares (subject to adjustment to reflect the effect of any stock split, reverse stock split, stock dividend, reorganization, recapitalization, reclassification, combination, exchange of shares or other like change with respect to the Ordinary Shares after the Mergers)1; and provided, however, that in the case of clauses (a) through (i) these permitted transferees must enter into a written agreement agreeing to be bound by these transfer restrictions.

3. Certain References:

a.	References to the Company. All references to the Company in Sections 1, 5, 7, 9, and 10 of the Letter Agreement shall be references to Holdco.

b.	References to Founder Shares: All references to Founder Shares in the Letter Agreement shall be references to the shares of common stock, par value $0.0001 per share, of Holdco, issued to the Sponsor in exchange for the Class A ordinary shares, par value $0.0001 per share of Acquiror and Class B ordinary shares, par value $0.0001 per share of Acquiror held by the Sponsor immediately prior to Merger 1.

c.	References to Private Placement Warrants. All references to Private Placement Warrants in the Letter Agreement shall mean the warrants of Holdco issued to the Sponsor in exchange for the warrants of Acquiror held by the Sponsor immediately prior to Merger 1.

1 NTD: Number to be equal to 15% of the applicable holder’s founder shares.

4. Counterparts; Electronic Delivery. This Amendment may be executed in counterparts, all of which shall be considered one and the same document and shall become effective when such counterparts have been signed by each Party and delivered to the other Party, it being understood that all Parties need not sign the same counterpart. Delivery by electronic transmission to counsel for the other Party of a counterpart executed by a Party shall be deemed to meet the requirements of the previous sentence. The exchange of a fully executed Amendment (in counterparts or otherwise) in pdf, docusign or similar format and transmitted by facsimile or email shall be sufficient to bind the Parties to the terms and conditions of this Amendment.

5. Effect of This Amendment. This Amendment is made a part of the Letter Agreement. Except as otherwise expressly provided herein, the Letter Agreement is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects, except that on and after the date hereof all references in the Letter Agreement to “this Letter Agreement”, “hereto”, “hereof”, “hereunder” or words of like import referring to the Letter Agreement shall mean the Letter Agreement as amended by this Amendment. Any reference to the Letter Agreement contained in any notice, request, certificate or other document executed concurrently with or after the execution and delivery of this Amendment shall be deemed to refer to the Letter Agreement as modified by this Amendment unless the context shall otherwise require. For the avoidance of doubt, references to the phrases “the date of this Letter Agreement” or “the date hereof”, wherever used in the Letter Agreement, as amended by this Amendment, shall mean March 16, 2021.

6. Other Provisions. All other provisions of the Letter Agreement not specifically amended by this Amendment shall remain in full force and effect. Section 14 (Assignment), Section 16 (Effect of Headings), Section 17 (Severability), and Section 18 (Governing Law) of the Letter Agreement are incorporated herein by reference and shall apply mutatis mutandis to this Amendment. T

7. Amendment. This Amendment may not be changed, amended, modified or waived (other than to correct a typographical error) as to any particular provision, except by a written instrument executed by all parties hereto.

[Signature Pages Follow]

IN WITNESS WHEREOF, the Parties have caused this Amendment to be executed as of the date first written above.

Acquiror:

BPGC ACQUISITION CORP.

By:
Name:
Title:

Holdco:

IROCKET TECHNOLOGIES, INC.

By:
Name:
Title:

[Signature Page to Amendment No. 1 to Letter Agreement]

Insider:

[INSIDER]

By:
Name:
Title:

[Signature Page to Amendment No. 1 to Letter Agreement]

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